Exhibit 23.2
CONSENT OF DEGOLYER AND MACNAUGHTON

DEGOYLER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 600 EAST
DALLAS, TEXAS 75244

July 8, 2010

Ladies and Gentlemen:

We hereby consent to the to the incorporation by reference of information taken from our “Appraisal Report as of December 31, 2009 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Energy Partners, L.P.,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Petroleum Corporation,” and “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P.” (our Reports) and  our letter report dated February 19, 2010 (our Report Letter) in the Registration Statement on Form S-8 if Abraxas Petroleum Corporation dated July 8, 2010.

 /s/ DeGOLYER and MacNAUGHTON
DEGOYLER AND MACNAUGHTON

Texas Registered Engineering Firm F-716